UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     August 15, 2007

                            AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                              0-24393                13-3945947
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)


30 Ledgar Road, Balcatta, WA, Australia          6021
(Address of principal executive offices)         (Zip Code)

Registrant's Telephone Number, including the area code:        (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
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Item 8.01  Other Events

Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development of its properties in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce encouraging rock chip samples.

     - Drilling of the first deep hole under the Molly gold resource has been completed successfully with lithological correlations showing the Molly alteration halo to continue to depth. Two further holes are planned.

     - Grid mapping west of the current Molly gold resource has uncovered alteration and quartz veins with similar strike and alteration to the Molly gold resource. The Company is now focusing on the possible significant extensions to the known mineralisation.

     - Ground geophysics has been negotiated and is scheduled for completion during the third quarter of 2007. The geophysics will test for any potential extensions to the west of Molly.

     - Positive Rock chip sampling of quartz veins in the Sao Domingos area. The rock chip samples were taken from outcropping quartz veins and hydrothermally altered rocks in the Sao Domingos area. The results include samples of 17.2 g/t, 7.7g/t and 5.2g/t Gold.

     - On the completion of drilling at the Molly gold property, Aurora Gold intends to mobilise the drill rig to test the strike and subsurface potential of the Sao Joao property. Drilling is planned to target the 5 known mineralised vein systems mapped to date, and is expected to begin during September 2007.

Drilling is scheduled to continue to test the depth potential and forms part of the feasibility study. A further 2 holes are planned at Molly gold property.

Mapping of the cut lines west of the current Molly gold property have shown potential extensions to mineralisation and follow up ground geophysics is currently being planned to delineate any potential extension to the Molly gold resource.

The rock chip samples taken as part of a detailed mapping project on the Sao Domingos property area and were located within 5km's of Aurora Gold's Molly gold property which is currently undergoing feasibility studies for a 300,000 tonne/annum processing facility.

                              Sample No.  Au (g/t)
                              6102             2.8
                              6106             5.2
                              6117             7.7
                              6119            17.2
                              6121             1.7

After initial exploration and evaluation, Aurora Gold has reduced the size of the areas under evaluation and is focusing on those areas considered as having the most potential to host significant mineralisation. Aurora Gold has decided to continue with the options over the Sao Domingo, Bigode, Sao Joao and the Com Ararras tenements only. The total area now under review is 20,484 Hectares. The Company believes these areas have the best potential to host significant mineralisation and potential resources to compliment any mining scenario initiated on the Molly gold resource.


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
Aurora Gold is a mineral exploration company focusing on the exploration and development of its 4 exploration properties totalling 20,484 hectares in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.


Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

99.1 Aurora Gold Corporation news release issued August 15, 2007 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AURORA GOLD CORPORATION


Date: August 15, 2007                   by: /s/ A. Cameron Richardson
      ---------------                       -------------------------
                                                A. Cameron Richardson
                                                CFO and Director


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